(e)(1)(i)

February 9, 2015

Mr. Michael J. Roland

Voya Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Roland:

Pursuant to the Distribution Agreement (the “Agreement”) dated November 18, 2014 between Voya Partners, Inc. and Voya Investments Distributor, LLC, we hereby notify you of our intention to retain you as Distributor to render such services to Voya Index Solution 2060 Portfolio and Voya Solution 2060 Portfolio, each a newly established series of Voya Partners, Inc. (the “Portfolios”), effective on February 9, 2015, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

The Amended Schedule A has also been updated to reflect the name change for VY® PIMCO Bond Portfolio to Voya Aggregate Bond Portfolio.

Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned Portfolio.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Partners, Inc.

ACCEPTED AND AGREED TO:

Voya Investments Distributor, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Portfolios

Voya Aggregate Bond Portfolio (formerly, VY® PIMCO Bond Portfolio)

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Fidelity® VIP Contrafund® Portfolio

VY® Fidelity® VIP Equity-Income Portfolio

VY® Fidelity® VIP Mid Cap Portfolio

Voya Global Bond Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Portfolios cont’d.

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

VY® Templeton Foreign Equity Portfolio

Date last updated:  February 9, 2015